CSFB04-AR04_PRELIM - Price/Yield - II-A-1

5s

Balance	[Contact Desk]	Delay	24	Formula	if curmonth le 58 then (#netrate2 – 0.0) else (#netrate2 -	WAC(2)	5	WAM(2)	358
Coupon*	4.811	Dated	4/1/2004	NET(2)	4.811	WALA(2)	2
Settle	4/30/2004	First Payment	5/25/2004

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 58, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.0540]% RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)	Vector 1*** - Call (Y)	Vector 2*** - Call (Y)

102-05	4.0093	3.9026	3.8563	3.7820	3.7291	3.6449	3.4902	3.2955	3.0506	2.7878	2.1535	3.2428
102-05+	4.0041	3.8967	3.8501	3.7754	3.7221	3.6374	3.4818	3.2859	3.0395	2.7750	2.1368	3.2329
102-06	3.9988	3.8908	3.8440	3.7688	3.7152	3.6299	3.4734	3.2762	3.0283	2.7623	2.1202	3.2230
102-06+	3.9936	3.8849	3.8378	3.7621	3.7082	3.6225	3.4649	3.2666	3.0172	2.7496	2.1035	3.2131
102-07	3.9884	3.8791	3.8316	3.7555	3.7013	3.6150	3.4565	3.2570	3.0061	2.7369	2.0868	3.2031
102-07+	3.9832	3.8732	3.8255	3.7489	3.6943	3.6075	3.4481	3.2474	2.9950	2.7241	2.0702	3.1932
102-08	3.9780	3.8673	3.8193	3.7423	3.6874	3.6001	3.4397	3.2378	2.9839	2.7114	2.0535	3.1833
102-08+	3.9727	3.8614	3.8131	3.7357	3.6804	3.5926	3.4313	3.2282	2.9727	2.6987	2.0368	3.1734
102-09	3.9675	3.8556	3.8070	3.7290	3.6735	3.5852	3.4229	3.2186	2.9616	2.6860	2.0202	3.1635
102-09+	3.9623	3.8497	3.8008	3.7224	3.6665	3.5777	3.4145	3.2090	2.9505	2.6733	2.0035	3.1536
102-10	3.9571	3.8438	3.7947	3.7158	3.6596	3.5702	3.4061	3.1994	2.9394	2.6606	1.9869	3.1437
102-10+	3.9519	3.8379	3.7885	3.7092	3.6527	3.5628	3.3977	3.1898	2.9283	2.6479	1.9703	3.1338
102-11	3.9467	3.8321	3.7824	3.7026	3.6457	3.5554	3.3893	3.1802	2.9172	2.6352	1.9536	3.1239
102-11+	3.9414	3.8262	3.7762	3.6960	3.6388	3.5479	3.3809	3.1706	2.9062	2.6225	1.9370	3.1140
102-12	3.9362	3.8203	3.7701	3.6894	3.6319	3.5405	3.3725	3.1610	2.8951	2.6098	1.9204	3.1041
102-12+	3.9310	3.8145	3.7639	3.6828	3.6249	3.5330	3.3642	3.1514	2.8840	2.5971	1.9037	3.0942
102-13	3.9258	3.8086	3.7578	3.6762	3.6180	3.5256	3.3558	3.1418	2.8729	2.5844	1.8871	3.0844

Spread @ Center Price**	142.50	149.60	152.20	155.00	156.10	156.70	154.70	149.30	137.60	121.20	70.00	147.10
WAL	3.25	2.86	2.72	2.52	2.39	2.21	1.95	1.69	1.44	1.25	0.94	1.63
Principal Window	May04 – Feb09	May04 – Feb09	May04 – Feb09	May04 – Feb09	May04 – Feb09	May04 – Feb09	May04 – Feb09	May04 – Oct08	May04 – Feb08	May04 – Aug07	May04 – Apr06	May04 – Nov08
Principal # Months	58	58	58	58	58	58	58	54	46	40	24	55

LIBOR-6MO	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160	1.160
LIBOR-1YR	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330	1.330
CMT-1YR	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213	1.213

** Spread to SWAP Curve:

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.110	1.160	1.330	1.618	1.905	2.434	2.875	3.235

*** Pricing Vectors

Vector 1	5 10 30 45 45 75 For Life

Vector 2	25 25 25 45 45 45 65 65 65 75 75 45 45 45 25 25 25 25 25 25 25 25 25 25 25 25 25 25 25 25 25 25 25 25 25 35 35 35 35 35 35 35 35 35 35 35 35 50 50 50 50 50 50 75 For Life

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

PRELIMINARY - SUBJECT TO CHANGE